SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20548

                                        FORM 8-K

                                     CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




                  Date of Report (Date of earliest event reported):
                  September 20, 1994 (September 15, 1994)



                                TORCHMARK CORPORATION
                  (Exact name of registrant as specified in its charter)


                      Delaware           1-8052                63-0780404
                    (State or other     (Commission       (IRS employer
                    jurisdiction of     file number)      identification no.)
                    incorporation or
                    organization)

                  2001 Third Avenue South, Birmingham, Alabama       35233
                   (Address of principal executive offices)        (Zip code)


            Registrant's telephone number, including area code (205) 325-4200






            Item 5.  Other Events.

               Torchmark Corporation ("Torchmark") issued a press
            release on September 15, 1994, announcing that Torchmark and American Income Holding, Inc. ("American Income") signed a definitive Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which a Torchmark subsidiary will acquire American Income for $35 in cash per share of American Income common stock. Under the Merger Agreement, Torchmark will commence a cash tender offer for all of the outstanding common stock of American Income. Any shares of American Income common stock not tendered in the tender offer will be purchased for cash at $35 per share pursuant to a statutory merger. American Income has approximately 16,100,000 shares outstanding on a fully diluted basis. The tender offer and the merger have been unanimously approved by the Board of Directors of American Income, which received a fairness opinion from Fox-Pitt, Kelton, and are expected to be consummated as soon as possible in 1994.

               The tender offer is subject to a condition that Torchmark
            acquire at least 51% of the outstanding shares of American Income common stock on a fully diluted basis. The tender offer and merger are also subject to approval by all necessary insurance regulatory authorities and other customary conditions. Holders of approximately 41% of the American Income shares, including
            Bernard Rapoport, the Chairman of the Board of American Income, Charles B. Cooper, the President of American Income, and Golder, Thoma, Cressy Fund III Limited Partnership, have agreed to tender their shares to Torchmark and have granted Torchmark an option to acquire their shares under certain conditions.

               Torchmark intends to finance the acquisition with a
            combination of bank financing and the proceeds of a proposed public offering of monthly income preferred securities, as well as with internal funds. The Merger Agreement provides that American Income will pay Torchmark a fee of approximately $12,000,000 plus expenses if the Merger Agreement is terminated as a result of certain conditions.

               The foregoing is qualified in its entirety by reference to the
            Press Release, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

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               Item 7.  Financial Statements, Pro Forma Financial Information
                        and Exhibits.

                       (c)  Exhibits.

                            99.1 Press Release, dated September 15, 1994,
                                 issued by Torchmark Corporation

                                             SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             TORCHMARK CORPORATION


            Date:  September 20, 1994        By:    /s/ Gary L. Coleman
                                             Name: Gary L. Coleman
                                             Title: Vice President and
                                             Chief Accounting Officer